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                                                                    EXHIBIT 99.1



                       [REN Corporation-USA Letterhead]


                                 July 13, 1995



COBE Laboratories, Inc.
1185 Oak Street
Lakewood, Colorado  80215

Attention:  Mats Wahlstrom

       Re:  Request for Proposal to Acquire Common Stock

Gentlemen:

        As of the date hereof and pursuant to Section 5.11 of the Stock Purchase Agreement dated as of May 24, 1991 between REN Corporation-USA (the "Corporation") and COBE Laboratories, Inc. ("COBE"), as amended as of October 1, 1992 (the "Stock Purchase Agreement"), the Corporation, pursuant to the duly authorized action of its Board of Directors, hereby permits COBE to submit its proposal to acquire all of the common shares, no par value, of the Corporation that COBE does not currently own pursuant to the letter attached hereto from COBE does not currently own pursuant to the letter attached hereto from COBE addressed to the Board of Directors of the Corporation and dated as of July 13, 1995.


                                                   Very truly yours,



                                                   REN Corporation-USA
                                                   By: /s/ Lawrence J. Centella
                                                      -------------------------
                                                   Name: Lawrence J. Centella
                                                        -----------------------
                                                   Title: President and CEO
                                                         ----------------------